As filed with the Securities and Exchange Commission on August 1, 2007

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

NARA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4849715
(State of Incorporation)	(I.R.S. Employer Identification No.)

3731 Wilshire Blvd., Suite 1000, Los Angeles, CA 90010

(Address of principal executive offices)

NARA BANCORP, INC. 2007 Equity Incentive Plan

(Full title of the plan)

Min J. Kim

President and Chief Executive Officer

NARA BANCORP, INC.

3731 Wilshire Blvd., Suite 1000

Los Angeles, CA 90010

Telephone: (213) 639-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering(3)	Amount of Registration Fee(1)(3)
Common Stock ($0.001 par value per share) issuable under the Nara Bancorp, Inc. 2007 Equity Incentive Plan	1,300,000	$15.60	$20,280,000	$622.60
TOTAL				$622.60

(1)

The 1,300,000 shares being registered hereby includes 1,070,000 shares issuable under the Nara Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Equity Incentive Plan”) and 230,000 shares under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long-Term Incentive Plan (the “Prior Plan”) previously registered for sale by the Registration Statement on Form S-8 (File No. 333-58508) (the “Prior Registration Statement”.)

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Company’s common stock that become issuable under the 2007 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Company’s common stock.

(3)

The registration fee payable for the 1,300,000 shares is estimated pursuant to Rule 457(h) of the Securities Act of 1933. The price per share and aggregate offering price for such shares are based upon the average of the high and low prices of Company’s common stock on July 26, 2007, as reported on the Nasdaq Global Select Market in accordance with Rule 457(c) of the Securities Act of 1933.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference into this registration statement (file number 000-50245):

(a) The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 31, 2007, February 27, 2007, March 2, 2007, March 29, 2007, April 17, 2007, May 1, 2007, May 24, 2007 and July 26, 2007); and

(d) The description of the registrant’s common stock which is contained in the registrant’s registration statement filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description is contained in the Company’s Current Reports on Form 8-K filed with the Commission on July 26, 2007.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed hereby incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“Delaware Corporation Law”) permits a corporation to provide in its certificate of incorporation that directors of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation, as amended (the “Charter”), contains such a provision.

Section 145 of the Delaware Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Company’s bylaws provide for indemnification of its officers, directors, employees and other agents in a manner substantially identical to that permitted under the Delaware Corporation Law.

The Company also carries insurance policies that cover its individual directors and officers for legal liability and which would pay on their behalf for expenses of indemnifying them in accordance with the Charter, bylaws and the Delaware Corporation Law.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Exhibits
4.1	Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on June 5, 2000 and incorporated herein by reference to the Registration Statement on Form S-4 (Commission File No. 333-50126) filed with the Commission on November 16, 2000.

4.2	Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 31, 2002 and incorporated herein by reference to the Registration Statement on Form S-8 (Commission File No. 333-102974) filed with the Commission on February 5, 2003.

4.3	Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on June 1, 2004 and incorporated herein by reference to the Registration Statement on Form 10-Q (Commission File No. 000-50245) filed with the Commission on November 8, 2004.

4.4	Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 2, 2005 and incorporated herein by reference to the Registration Statement on DEF14 A, Appendix B (Commission File No. 000-50265) filed with the Commission on September 6, 2005.

4.5	Amended and restated Nara Bancorp, Inc. 2007 Equity Incentive Plan incorporated herein by reference to the Current Report on the Form 8-K (Commission File No. 000-50245) filed with the Commission on July 26, 2007.

5.1	Opinion of Manatt, Phelps & Phillips, LLP

23.1	Consent of Crowe Chizek and Company LLP, independent registered public accounting firm

23.2	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.1 of this Registration Statement

24.1	Power of Attorney follows signature page

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act, as amended.

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

PROVIDED, HOWEVER, that undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 31, 2007.

Nara Bancorp, INC.

By:	/s/ Min J. Kim
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Min J. Kim and Alvin D. Kang as his true and lawful attorney-in-facts and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Min J. Kim	Director, Chief Executive Officer,	July 31, 2007
Min J. Kim	and President (Principal Executive Officer)

/s/ Alvin D. Kang	Executive Vice President and	July 31, 2007
Alvin D. Kang	Chief Financial Officer (Principal Financial Officer)

/s/ Ki Suh Park	Vice-Chairman of the Board	July 31, 2007
Ki Suh Park

/s/ Howard Gould	Director	July 31, 2007
Howard Gould

/s/ Jesun Paik	Director	July 31, 2007
Jesun Paik

/s/ Hyon Man Park (John Park)	Director	July 31, 2007
Hyon Man Park (John Park)

/s/ James Staes	Director	July 31, 2007
James Staes

EXHIBIT INDEX

EXHIBITS

Exhibit
Number	Exhibits
4.1	Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on June 5, 2000 and incorporated herein by reference to the Registration Statement on Form S-4 (Commission File No. 333-50126) filed with the Commission on November 16, 2000.

4.2	Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 31, 2002 and incorporated herein by reference to the Registration Statement on Form S-8 (Commission File No. 333-102974) filed with the Commission on February 5, 2003.

4.3	Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on June 1, 2004 and incorporated herein by reference to the Registration Statement on Form 10-Q (Commission File No. 000-50245) filed with the Commission on November 8, 2004.

4.4	Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 2, 2005 and incorporated herein by reference to the Registration Statement on DEF14 A, Appendix B (Commission File No. 000-50265) filed with the Commission on September 6, 2005.

4.5	Amended and restated Nara Bancorp, Inc. 2007 Equity Incentive Plan incorporated herein by reference to the Current Report on the Form 8-K (Commission File No. 000-50245) filed with the Commission on July 26, 2007.

5.1	Opinion of Manatt, Phelps & Phillips, LLP

23.1	Consent of Crowe Chizek and Company LLP, independent registered public accounting firm

23.2	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.1 of this Registration Statement

24.1	Power of Attorney follows signature page